Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-130565) pertaining to the 2005 Omnibus Long-Term Incentive Plan of Republic Property Trust of our report dated October 24, 2006, with respect to the statement of revenues and certain expenses of Republic Park 8 for the year ended December 31, 2005 included in Republic Property Trust’s Current Report on Form 8-K/A filed November 6, 2006.
                         /s/ Ernst & Young LLP
McLean, Virginia
November 3, 2006